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                                                                   EXHIBIT 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Search Financial Services, Inc.
(F/K/A Search Capital Group, Inc.)
Dallas, Texas



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our report dated May 23, 1997, relating to the consolidated financial statements of Search Financial Services, Inc. (F/K/A Search Capital Group, Inc.) for the year ended March 31, 1997, appearing in the Company's Form S-4 filed June 9, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP



Dallas, Texas
June 9, 1997


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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Search Financial Services, Inc.
(f/k/a Search Capital Group, Inc.)
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our report dated May 10, 1996, relating to the consolidated financial statements of Search Capital Group, Inc. appearing in the Company's Transition Report on Form 10-KA for the period ended March 31, 1996. Our report contains an explanatory paragraph regarding a change in accounting principle.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO SEIDMAN, LLP

                                                    BDO SEIDMAN, LLP


Dallas, Texas
June 3, 1997